UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2008

ASHTON WOODS USA L.L.C.
(Exact name of registrant as specified in its charter)

Nevada	333-129906	75-2721881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1080 Holcomb Bridge Road
Building 200, Suite 350
Roswell, GA 30076
(Address of Principal
Executive Offices)

(770) 998-9663
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2008, Robert Salomon, Chief Financial Officer of Ashton Woods USA L.L.C. (the “Company”), announced his resignation from the Company, effective February 8, 2008, in order to accept a senior position in a larger organization.  Until such date, Mr. Salomon will continue to serve as the Company’s Chief Financial Officer and will be available to help facilitate a smooth and orderly transition process.  Upon resignation, Mr. Salomon’s employment agreement dated August 9, 2006 will be terminated.  The Company will initiate a process to find a replacement for Mr. Salomon.  After February 8, 2008 and until a replacement is found, Jerry Patava, the chief executive officer of the Great Gulf Group of Companies, an affiliate of the Company’s primary owners, will assume the duties and responsibilities of the chief financial officer of the Company on an interim basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHTON WOODS USA L.L.C.

Date: January 17, 2008	By:	/s/ Thomas Krobot
Thomas Krobot
President and Chief Executive Officer